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                                                                    EXHIBIT 4.35



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                               SECOND AMENDMENT TO
                        INDENTURE AND SECURITY AGREEMENT

                          Dated as of December 12, 2001

                                     Between

                             AMERICAN AIRLINES, INC.

                                       and

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                                 as Loan Trustee

                            ------------------------

                           One Boeing 737-823 Aircraft
                          U.S. Registration No. N965AN

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                               SECOND AMENDMENT TO
                        INDENTURE AND SECURITY AGREEMENT

            This SECOND AMENDMENT TO INDENTURE AND SECURITY AGREEMENT (hereinafter referred to as this "Second Indenture Amendment"), dated as of December 12, 2001, between AMERICAN AIRLINES, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association ("State Street"), as loan trustee under the Indenture referred to below (in such capacity, the "Loan Trustee").

                              W I T N E S S E T H:

            WHEREAS, the Company, the Pass Through Trustee (as defined in the Participation Agreement referred to below), the Subordination Agent (as defined in the Participation Agreement referred to below), the Loan Trustee and State Street entered into that certain Participation Agreement, dated as of October 4, 2001 (as the same has been amended through the date hereof, the "Participation Agreement"), providing for the issuance by the Company of separate series of Equipment Notes secured by a security interest in the Company's right, title and interest in and to the Aircraft and certain other property described in the Indenture;

            WHEREAS, in connection with the Participation Agreement, the Company and the Loan Trustee entered into that certain Indenture and Security Agreement, dated as of October 4, 2001, as supplemented by Indenture Supplement No. 1, dated October 4, 2001, recorded by the Federal Aviation Administration (the "FAA") on October 30, 2001, as Conveyance No. T068070, and as amended by that First Amendment to Indenture and Security Agreement, dated as of October 26, 2001, recorded by the FAA on October 31, 2001, as Conveyance No. T068074 (such Indenture and Security Agreement, as heretofore amended and supplemented, the "Indenture"), pursuant to which the Company issued the Original Series D Equipment Notes to the Subordination Agent;

            WHEREAS, the Participation Agreement and the Indenture permit the optional redemption of the Original Series D Equipment Notes in connection with a Refunding;

            WHEREAS, prior to the execution and delivery of this Second Indenture Amendment, the Company, State Street, as Pass Through Trustee under various Pass Through Trusts, the Subordination Agent, the Loan Trustee and State Street in its individual capacity entered into that certain Class D Refunding Agreement, dated as of December 12, 2001 (the "Class D Refunding Agreement"), pursuant to which, among other things, all of the Original Series D Equipment Notes then outstanding under the Indenture will be redeemed pursuant to Section 2.11(b) of the Indenture and New Series D Equipment Notes substantially in the form set forth in Section 2.01 of the Indenture will be issued to the Subordination Agent; and


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            WHEREAS, in connection with such issuance of New Series D Equipment
Notes and the other transactions contemplated by the Class D Refunding Agreement, the Company and the Loan Trustee desire to amend and supplement the Indenture.

            NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

            SECTION 1.1. AMENDMENT TO SECTION 2.02 OF THE INDENTURE. Section
2.02 of the Indenture is amended by (i) deleting the parenthetical in clause (b) of the first sentence thereof and substituting the following in lieu thereof:
"(or in the case of a Series E Equipment Note issued after the Closing Date, as specified in an amendment to this Indenture)" deleting from the third sentence of the second paragraph thereof the words "Original Series D Equipment Note" and substituting in lieu thereof the words "New Series D Equipment Note"; (ii) deleting the fourth sentence thereof; and (iii) deleting from the fifth sentence thereof the words "third preceding sentence" and substituting in lieu thereof the words "second preceding sentence".

            SECTION 1.2. AMENDMENT TO SECTION 2.11 OF THE INDENTURE. Section
2.11 of the Indenture is amended by deleting subsection (b) thereof in its entirety.

            SECTION 1.3. AMENDMENT TO SECTION 2.12 OF THE INDENTURE. Subsection
(d) of Section 2.12 of the Indenture is amended by deleting from the first sentence thereof the words "(and, in the case of a redemption pursuant to Section 2.11(b), the conditions set forth in Exhibit A to the Intercreditor Agreement having been satisfied)".

                                   ARTICLE II

            SECTION 2.1. AMENDMENT TO SECTION 3.01 OF THE INDENTURE. Section
3.01 of the Indenture is amended by deleting in the first sentence thereof the following: "3.03,".

            SECTION 2.2. AMENDMENT TO SECTION 3.02 OF THE INDENTURE. Section
3.02 of the Indenture is amended by deleting in the first sentence thereof the following: "3.03,".

            SECTION 2.3. AMENDMENT TO SECTION 3.03 OF THE INDENTURE. Section
3.03 of the Indenture is amended by deleting the language in such Section in its entirety and substituting in lieu thereof the words "[intentionally left blank]".

            SECTION 2.4. AMENDMENT TO SECTION 3.05 OF THE INDENTURE. Subsection
(c) of Section 3.05 of the Indenture is amended by deleting in the second sentence thereof the following: "3.03,".


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                                   ARTICLE III

            SECTION 3.1. AMENDMENT TO SECTION 9.01 OF THE INDENTURE. Section
9.01 of the Indenture is amended by deleting the language in clause (xii) thereof in its entirety and substituting in lieu thereof the words "[intentionally left blank]".

                                   ARTICLE IV

            SECTION 4.1. AMENDMENT TO SCHEDULE I. Schedule I to the Indenture is amended by deleting the first page thereof in its entirety and substituting in lieu thereof the page set forth in Exhibit A hereto.

                                    ARTICLE V

            SECTION 5.1. AMENDMENT TO TABLE OF CONTENTS. The Table of Contents to the Indenture is amended by deleting the description of Section 3.03 in its entirety and substituting in lieu thereof the words "[intentionally left blank]".

                                   ARTICLE VI

            SECTION 6.1. AMENDMENT TO ANNEX A. Annex A to the Indenture is amended as follows:

                  (a) The definition of "Debt Rate" is amended to read in its entirety as follows:

                  "Debt Rate" means, with respect to the Series A-1 Equipment
            Notes, the Series A-2 Equipment Notes, the Series B Equipment Notes, the New Series C Equipment Notes and the New Series D Equipment Notes, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Indenture, as such rate may be adjusted as necessary to provide for the increased interest rate borne by such Equipment Notes in the circumstances specified in
            Section 2(d) of the applicable Registration Rights Agreement.

                  (b) The definition of "Equipment Note" is amended by (i) deleting the words "Original Series D Equipment Note," and (ii) inserting before the words "New Series D Equipment Note" the word "or".

                  (c) The definition of "Make-Whole Amount" is amended by deleting the first sentence thereof and substituting the following sentence in lieu thereof:


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                  "Make-Whole Amount" means, with respect to any Series A-1
            Equipment Note, Series A-2 Equipment Note, Series B Equipment Note, New Series C Equipment Note or New Series D Equipment Note, the amount (as determined by an investment bank of national standing selected by the Company), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds
            (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon.

                  (d) The definition of "New Series D Equipment Notes" is amended to read in its entirety as follows:

                  "New Series D Equipment Notes" means Equipment Notes issued on or after the Class D Refunding Date, in the original principal amount and maturities and bearing interest as specified in Exhibit A to the Second Indenture Amendment under the heading "Series D Equipment Notes."

                  (e) The definition of "Purchase Agreement" is amended by deleting the words "the date specified in Schedule I to the Participation Agreement" and substituting in lieu thereof the words "October 31, 1997."

                  (f) The definition of "Registration Rights Agreement" is amended to read in its entirety as follows:

                  "Registration Rights Agreement" means: (i) with respect to the
            Series A-1 Equipment Notes, the Series A-2 Equipment Notes and the Series B Equipment Notes, that certain Registration Rights Agreement, dated as of October 4, 2001, among the Company, certain Pass Through Trustees and the Placement Agents; (ii) with respect to the Series C Equipment Notes, that certain Registration Rights Agreement, dated as of the Class C Refunding Date, between the Company, the New Class C Trustee (as defined in the Class C Refunding Agreement) and the Placement Agents; and (iii) with respect to the Series D Equipment Notes, that certain Registration Rights Agreement, dated as of the Class D Refunding Date, between the Company, the New Class D Trustee (as defined in the Class D Refunding Agreement) and the Placement Agents; in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.


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                  (g) The definition of "Trust Supplements" is amended by
      deleting the words "Schedule II" and substituting in lieu thereof the words "Schedule III".

                  (h) Annex A to the Indenture is amended by inserting therein in alphabetical order the following definitions:

                  "Class D Refunding Agreement" means that certain Class D
            Refunding Agreement, dated as of December 12, 2001, among the Company, State Street, as Pass Through Trustee under various Pass Through Trusts, the Subordination Agent, the Loan Trustee and State Street in its individual capacity, as originally executed and as modified, supplemented or amended pursuant to the applicable provisions thereof.

                  "Class D Refunding Date" means December 12, 2001.

                  "Second Indenture Amendment" means the Second Amendment to
            Indenture and Security Agreement, dated as of the Class D Refunding Date, between the Company and the Loan Trustee.

                                   ARTICLE VII

            SECTION 7.1. EFFECTIVE DATE OF AMENDMENTS. The amendments to the Indenture set forth herein shall be effective as of the time of the Closing (as defined in the Class D Refunding Agreement).

            SECTION 7.2. RATIFICATION. Except as amended hereby, the Indenture shall remain in full force and effect in all respects.

            SECTION 7.3. MISCELLANEOUS. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Indenture. This Second Indenture Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The index preceding this Second Indenture Amendment and the headings of the various Sections of this Second Indenture Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. Neither this Second Indenture Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless signed copies thereof shall have been delivered to the Company and the Loan Trustee. The terms of this


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Second Indenture Amendment shall be binding upon, and inure to the benefit of, each of the Company and the Loan Trustee and their respective successors and permitted assigns. THIS SECOND INDENTURE AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.


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      IN WITNESS WHEREOF, the parties hereto have caused this Second Indenture
Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    AMERICAN AIRLINES, INC.


                                    By:_____________________________________
                                         Name:
                                         Title:


                                    STATE STREET BANK AND TRUST COMPANY
                                    OF CONNECTICUT, NATIONAL ASSOCIATION,
                                      as Loan Trustee


                                    By:_____________________________________
                                         Name:
                                         Title:


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                 EXHIBIT A TO SECOND AMENDMENT TO INDENTURE AND
                               SECURITY AGREEMENT

                                                                   SCHEDULE I to
                                                INDENTURE AND SECURITY AGREEMENT

                         DESCRIPTION OF EQUIPMENT NOTES

                              Original Principal Amount       Interest Rate             Maturity Date
                              -------------------------       -------------            ----------------
Series A-1 Equipment Notes:           $ 6,011,683                 6.978%                 April 1, 2011
Series A-2 Equipment Notes:           $13,767,600                 7.858%                October 1, 2011
Series B Equipment Notes:             $ 3,292,746                 8.608%                 April 1, 2011
Series C Equipment Notes:             $ 4,536,761                 7.800%                October 1, 2006
Series D Equipment Notes:             $ 4,417,242                 9.092%                October 1, 2006


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